SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

                           Filed by the Registrant [X]
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        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             DRS TECHNOLOGIES, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
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[DRS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 9, 2000

To the Stockholders of
DRS TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of DRS Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of Mellon Bank, N.A., Metropolitan Life Building, 200 Park Avenue, Seventh Floor, Room 7G, New York, New York at 10:00 A.M., local time, on Wednesday, August 9, 2000, for the following purposes:

     (1) To consider and vote upon an amendment to the Company's By-Laws to increase the minimum and maximum number of directors so that the whole Board of Directors shall be constituted of not less than seven nor more than eleven members;

     (2) To elect three Class II directors, each to hold office for a term of three years;

     (3) To consider and vote upon an amendment to DRS' 1996 Omnibus Plan to increase the number of shares of DRS Common Stock reserved for issuance under DRS' plan by 975,000 shares of Common Stock;

     (4) To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as the independent certified public accountants for the Company; and

     (5) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 23, 2000 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

                                          By Order of the Board of Directors,
                                          DRS Technologies, Inc.

                                          /s/ NINA LASERSON DUNN
                                          ----------------------
                                          NINA LASERSON DUNN
                                          Secretary

Parsippany, New Jersey
June 28, 2000

                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY PLANNING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

[LOGO]

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 9, 2000

     This proxy statement and the accompanying proxy are to be mailed to holders of Common Stock, $.01 par value (the "Common Stock"), of DRS Technologies, Inc. (the "Company"), commencing on or about July 6, 2000 in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 2000 Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, August 9, 2000, at 10:00 A.M., local time, at the offices of Mellon Bank, N.A., Metropolitan Life Building, 200 Park Avenue, Seventh Floor, Room 7G, New York, New York.

     The Board has fixed the close of business on June 23, 2000 as the record date for determining the stockholders of the Company entitled to vote at the Meeting. As of May 31, 2000, the Company had outstanding 9,276,081 shares of Common Stock (exclusive of 440,939 shares held in the treasury, which will not be voted at the Meeting).

VOTING AND REVOCATION OF PROXIES

     If a proxy card is returned by a stockholder properly signed and is not revoked, the persons named on the proxy card, or their substitutes, will vote the shares of Common Stock represented thereby in accordance with the stockholder's directions. Stockholders are urged to grant or withhold authority to vote for the nominees for election as directors and to specify their choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy card. If a proxy card is signed and returned without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the Board with respect to other matters.

     The execution of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at the address indicated above, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person.

VOTING RIGHTS

     The holders of Common Stock are entitled to one vote for each share held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Common Stock shall constitute a quorum for the election of directors and for the transaction of other business at the Meeting.


                 AMENDING THE COMPANY'S BY-LAWS TO INCREASE THE
                    MINIMUM AND MAXIMUM NUMBERS OF DIRECTORS
                      THAT SHALL CONSTITUTE THE WHOLE BOARD

     The Company's By-Laws provide that the number of directors of the Company be not less than five nor more than nine. At a duly convened meeting held May 18, 2000, the Board unanimously adopted a resolution proposing to amend Article III, Section 2 of the By-Laws to provide that the number of directors be not less than seven nor more than eleven, and, in accordance with Delaware law, directed that such proposal be submitted to the stockholders for their approval. The Board has also determined that, if this amendment is approved by the stockholders, the number of directors that will constitute the Board of Directors will be fixed at ten.

     The Board believes that the proposed change is advisable for several reasons. As the Company has grown, its customer base and scope of business have also expanded. By enlarging the size of the Board, the Company will be able to draw from a broader range of knowledge, expertise and experience and will benefit from the greater scope of talent and diversity among directors. In the opinion of the directors, increasing the minimum and maximum numbers of directors as proposed in the amendment is desirable and in the Company's best interests. Accordingly, it is proposed that the stockholders of the Company approve the amendment of Article III, Section 2 of the By-Laws so that, as amended, it shall read as follows:

          "The number of directors which shall constitute the whole Board shall be such number, not less than seven nor more than eleven, as shall be determined from time to time by a resolution adopted by the directors then in office or by the remaining director if there be only one. Directors need not be stockholders of the Corporation, citizens of the United States, or residents of the State of Delaware."

     The Company's Amended and Restated Certificate of Incorporation requires that an amendment to the By-Laws be approved by not less than sixty-six and two-thirds (66 2/3%) percent of all of the votes entitled to be cast at the meeting.

     If the amendment is adopted by the requisite vote of stockholders, the amendment so adopted will be made effective immediately.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND ARTICLE III, SECTION 2 OF THE BY-LAWS.

                              ELECTION OF DIRECTORS

     The Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Such directors hold office for three-year terms and until their successors are elected and qualified. The Board is currently comprised of nine directors. If the proposal to amend the By-Laws to increase the maximum number of directors to eleven is approved, the number of directors that will constitute the whole Board will be ten. If the proposal to amend the By-Laws to increase the number of directors is approved by the stockholders, the stockholders will elect three Class II directors at the Meeting. If the proposal is not approved, the stockholders will elect two Class II directors.

     If a quorum of stockholders is present in person or by proxy at the Meeting, the holders of Common Stock will elect directors by a plurality of the votes cast by such holders. The Class I directors, Messrs. Mark S. Newman, Donald C. Fraser and Steven S. Honigman, will continue to serve until the expiration of their terms in 2002. The Class III directors, Messrs. Stuart F. Platt, William F. Heitmann, Eric J. Rosen and C. Shelton James, will continue to serve until the expiration of their terms in 2001.

     Set forth below is certain information concerning the persons nominated by the Board of Directors for election at the Meeting, as well as the directors whose terms of office will continue after the Meeting, including their ages, any positions held with the Company and its subsidiaries, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the Board of Directors.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

     Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class II directors for three-year terms of office expiring at the 2003 Annual Meeting of Stockholders of the Company:


          MARK N. KAPLAN--
          Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

          Mr. Kaplan, age 70, became a director of the Company in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., auto-by-tel.com, inc., Grey Advertising Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

          IRA ALBOM--
          Senior Vice President, Teleflex, Inc.

          Mr. Albom, age 71, became a director of the Company in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President of Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987, he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

     If the stockholders approve the amendment to the By-Laws to increase the maximum number of directors, unless instructed otherwise, the proxies on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following person as Class II director for a three year term of office expiring at the 2003 Annual Meeting of Stockholders of the
Company:

          GENERAL DENNIS J. REIMER, USA (RET.)--
          Director, National Memorial Institute for the Prevention of Terrorism

          General Reimer, age 61, became the Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, OK on April 1, 2000. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 20, 1995 until June 21, 1999. Prior to that he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1, 1999 until March 31, 2000 General Reimer served as Distinguished Fellow of the Association of the U.S. Army. He is a member of the Editorial Board of the Armed Forces Journal and the Advisory Committee for Media and Security of the Fund for Peace Project. General Reimer also serves as a director of Microvision, Inc., Mutual of America and Plato Learning, Inc.


          CLASS I DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

          MARK S. NEWMAN--
          Chairman of the Board, President and Chief Executive Officer of the Company

          Mr. Newman, age 50, became a director of the Company in 1988. Mr. Newman, who has been employed by the Company since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company and, in August 1995, he became Chairman of the Board. Mr. Newman is a director of the American Electronics Association and is Chairman of its New Jersey/Pennsylvania Council. He also serves as a director of the New Jersey Technology Council.

          THE HONORABLE DR. DONALD C. FRASER--
          Professor, Boston University

          Dr. Fraser, age 59, became a director of the Company in 1993. He currently serves as Director of the Boston University Photonics Center and as Professor of Engineering and Physics at such university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

          THE HONORABLE STEVEN S. HONIGMAN--
          Partner, Thelen Reid & Priest LLP

          Mr. Honigman, age 52, became a director of the Company in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, Mr. Honigman served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes.


          CLASS III DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

          RADM STUART F. PLATT, USN (RET.)--
          Former President and Chief Executive Officer, Western Marine Electronics Company

          Admiral Platt, age 66, became a director of the Company in 1991. From May 1994 until 1999, he served as a Vice President of the Company and also as the President of the Company's Data Systems Group. Admiral Platt also served as President of DRS Precision Echo, Inc., a wholly-owned subsidiary of the Company, from July 1992 to August 1998. He currently is the Chairman of Discover RV, an Arizona based dealer network company and Chairman of CDCOM, a Washington State based data storage company. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He also serves as a director of Harding Lawson Associates and Hydro Wing Hawaii.

          WILLIAM F. HEITMANN--
          Vice President and Treasurer, Bell Atlantic Corp.

          Mr. Heitmann, age 51, became a director of the Company in February 1997. Mr. Heitmann has been employed by Bell Atlantic Corp. and its predecessors since 1971, and has been a Vice President since 1996 and Treasurer since June 1999. He has been designated as Senior Vice President and Treasurer of Verizon, the company that will be formed through the merger of Bell Atlantic and GTE. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann also serves as a director for Bell Atlantic Asset Management Company and is Chairman of Bell Atlantic Credit Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute.

          ERIC J. ROSEN
          Managing Director, Onex Investment Corp.

          Mr. Rosen, age 39, became a director of the Company in August 1998. He is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Dura Automotive Systems. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins.

          C. SHELTON JAMES--
          President, C.S. James and Associates

          Mr. James, age 60, became a director of the Company in February 1999. Mr. James is currently President of C.S. James and Associates, business advisors, and has served in that position since May 2000. Until June 1999 he served as President of Fundamental Management Corporation, an investment management company. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He serves as a director of Concurrent Computer Systems, Inc, SK Technologies, CSPI, Inc. and Technisource, Inc.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
                     VOTE FOR THE ELECTION OF THE NOMINEES.

              PROPOSAL TO AMEND DRS' 1996 OMNIBUS PLAN TO INCREASE
                    THE NUMBER OF SHARES OF DRS COMMON STOCK
                RESERVED FOR ISSUANCE UNDER THE 1996 OMNIBUS PLAN

     Capitalized terms used in this section of the proxy statement will, unless otherwise defined, have the meanings assigned to them in the text of DRS' 1996 Omnibus Plan ("plan").

     DRS' plan was approved by the DRS Board on June 17, 1996 and approved by the DRS stockholders on August 7, 1996 at the 1996 Annual Meeting of Stockholders.

     An amendment to DRS' plan was approved by the DRS Board on November 29, 1998 and approved by the DRS stockholders on February 11, 1999 at a Special Meeting of Stockholders. Under the amendment the number of shares of DRS Common Stock reserved for issuance under the plan was increased by 900,000 shares of DRS Common Stock to an aggregate of 1,400,000 shares of DRS Common Stock.

     On May 18, 2000 the DRS Board adopted a resolution proposing a further plan amendment to increase the number of shares of DRS Common Stock reserved for issuance under the plan by 975,000 shares of DRS Common Stock to an aggregate of 2,375,000 shares of DRS Common Stock. The increase is required because the number of shares currently available under the plan is insufficient to satisfy the Company's anticipated incentive compensation needs for current and future employees. The Board believes that the adoption of the plan amendment would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company's employees, directors, officers and consultants to participate in the Company's growth and success, and would encourage them to remain in the service of the Company and its subsidiaries and to acquire stock ownership in the Company. The Board believes that existing option grants and stock awards have contributed to the successful achievement of the Company and that the granting of stock options and stock awards for these purposes is comparable with the practices of companies engaged in similar businesses.

     The plan amendment is being presented for approval of the DRS stockholders. An amendment to the plan requires approval of a majority of votes cast by holders of all outstanding standing shares of DRS Common Stock entitled to vote at the meeting. In all other respects the provisions of DRS' plan will remain as approved and adopted by the DRS stockholders at the 1996 Annual Meeting of Stockholders. If approved by DRS stockholders, the plan amendment would cause the first paragraph of Section 3(a) of DRS' plan to read as follows:

          (a) Shares Available for Awards

              The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 2,375,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in DRS' treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     The following summary of the material features of DRS' plan (which assumes adoption of the plan amendment) is qualified in its entirety by reference to the complete text of DRS' plan (as proposed to be amended), a copy of which is available by writing to Patricia Williamson, Vice President, Corporate Communications, DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054.

     DRS' plan is intended to provide officers and other employees of DRS and each of its subsidiaries now held or hereinafter acquired with appropriate incentives and rewards to encourage them to enter into and continue in the employ of DRS and such subsidiaries and to acquire a proprietary interest in the long-term success of DRS and such subsidiaries; to compensate each member of the DRS Board who is not and has never been an employee of DRS or such subsidiaries and to provide to such members of the DRS Board incentives which are directly linked to increases in the value of DRS Common Stock; and to reward the performance of individual officers, other employees, consultants and such members of the DRS Board in fulfilling their personal responsibilities for long-range achievements. The DRS Board believes that the plan amendment is in the best interests of the DRS stockholders because approval of the plan amendment will enable DRS to continue to implement effectively its plan and attain the stated goals of its plan. If the plan amendment is not approved, DRS will soon deplete the number of shares available for grant under its plan.

     It is intended that the awards made under DRS' plan will be eligible for the exception provided by Rule 16b-3 promulgated under the Exchange Act. In addition, DRS' plan is intended to allow the grant of awards of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which generally limits the deduction by an employer for compensation of certain covered officers.

GENERAL

     DRS' plan provides for the granting of awards to such employees (including officers of DRS, whether or not they are directors of DRS) and consultants of DRS as the Stock Option Committee of the DRS Board may select from time to time (the Executive Compensation Committee of the Board functions as the Stock Option Committee under the plan and shall hereinafter be referred to as the "Committee"). Approximately 2,200 employees and consultants are eligible to participate in DRS' plan. DRS' plan also provides for the mandatory granting of Non-Qualified Stock Options to Non-Employee Directors of DRS. Currently, there are eight such directors; however, if the proposal to increase the number of directors is approved by the stockholders, then the number of eligible directors will be nine.

     Assuming adoption of the plan amendment, an aggregate of 2,375,000 shares of DRS Common Stock will be reserved for issuance under DRS' plan, subject to adjustment as described below. Such shares may be authorized but unissued DRS Common Stock or authorized and issued DRS Common Stock held in DRS' treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under DRS' plan. The total number of shares of DRS Common Stock subject to awards (including awards paid in cash but denominated as shares of DRS Common Stock) granted to any Participant of DRS' plan during any tax year of DRS will not exceed 200,000. In the event that the Committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the DRS Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under DRS' plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the number and kind of shares of DRS Common Stock which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of DRS Common Stock subject to each outstanding award, and the exercise price, grant price or purchase price of each award.

     Awards under DRS' plan may be made in the form of:

     o    Incentive Stock Options;

     o Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options" in this section);

     o    Stock Appreciation Rights;

     o    Restricted Stock;

     o    Phantom Stock;

     o    Stock Bonuses; and

     o    Other Awards.

     Awards may be granted to such officers and other employees and consultants of DRS and its subsidiaries (including employees who are directors) as the Committee may select in its discretion. Non-Employee Directors will be granted Non-Qualified Stock Options under DRS' plan in the manner described below.

ADMINISTRATION

     The Committee administers DRS' plan. DRS' plan requires that the Committee, at all times, consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "disinterested person" within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of DRS' plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of DRS' plan; provided, however, that the Committee may not exercise discretion under any provision of DRS' plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors to the extent that such discretion is inconsistent with Rule 16b-3.

AWARDS UNDER THE PLAN

     STOCK OPTIONS

     Unless the Committee expressly provides otherwise, options granted under DRS' plan are not exercisable prior to one year after the date of grant and become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. The Committee determines each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon exercise of an option (the "option exercise price") is established by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price may be no less than the Fair Market Value of a share of DRS Common Stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof:

     o    cash;

     o    personal, certified or bank cashier's check;

     o    wire transfer;

     o with the consent of the Committee, by surrender of shares of DRS Common Stock held at least six months by the Participant and having a Fair Market Value on the date of the exercise equal to the option exercise price; or

     o    by such other payment method as the Committee may prescribe.

     The Committee may specify at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant will be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or part of an option; provided, however, that no Reload Option may be granted to a Non-Employee Director. Reload Options will be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of DRS' plan.

     DRS' plan provides that a Non-Employee Director who becomes a member of the DRS Board subsequent to the Effective Date of DRS' plan (a "Subsequent Director") will be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of DRS Common Stock. On the date of each annual meeting subsequent to the annual meeting immediately following the Effective Date (or, in the case of a Subsequent Director, subsequent to such Subsequent Director becoming a member of the DRS Board), each Non-Employee Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of DRS Common Stock; provided, however, that in no event may a current Non-Employee Director be granted options to purchase more than 2,500 shares of DRS Common Stock during any tax year of DRS under DRS' plan or any other stock option plan of DRS. Non-Qualified Stock Options granted to Non-Employee Directors will become fully exercisable on the first anniversary of the grant, and will expire ten years from the date of grant.

     STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under DRS' plan, other than a Non-Qualified Stock Option granted to a Non-Employee Director. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from DRS, in cash and/or shares of DRS Common Stock, an amount equal to the excess of the Fair Market Value of a share of DRS Common Stock over the exercise price of the stock appreciation right for each share of DRS Common Stock in respect of which such stock appreciation right is being exercised.

     RESTRICTED STOCK

     The Committee may grant restricted shares of DRS Common Stock to such employees and consultants of DRS, in such amounts, and subject to such terms and conditions as the Committee may determine in its discretion. Awards of Restricted Stock granted to Executive Officers of DRS may be contingent on the attainment by DRS of one or more pre-established performance goals established by the Committee based on the attainment by DRS (and/or its subsidiaries or divisions if applicable) of any one or more of the following performance criteria:

     o    a specified percentage return on total stockholder equity;

     o    a specified percentage increase in earnings per share of DRS Common
          Stock;

     o    a specified percentage increase in net income (before or after taxes);

     o a specified percentage increase in earnings before interest, taxes, depreciation and amortization;

     o a specified percentage increase in earnings before interest and income taxes, as adjusted for corporate office overhead expense allocation;

     o    a specified percentage increase in revenues;

     o    a specified minimum return on assets; or

     o    such other criteria as the DRS stockholders may approve.

     PHANTOM STOCK

     The Committee may grant shares of Phantom Stock to such employees and consultants of DRS, in such amounts, and subject to such terms and conditions as the Committee may determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive an amount of cash and/or shares of DRS Common Stock equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of DRS may be contingent on the attainment by DRS of any one or more pre-established performance goals established by the Committee based on the attainment by DRS (and/or its subsidiaries or divisions if applicable) of any one or more of the performance criteria described above under "--Awards Under the Plan--Restricted Stock."

     STOCK BONUS

     The Committee may grant bonuses comprised of shares of DRS Common Stock to such employees and consultants of DRS, in such amounts and subject to such conditions as the Committee may determine in its discretion. No Executive Officer will be eligible to receive a Stock Bonus under DRS' plan unless the Committee makes a prior determination of eligibility.

     OTHER AWARDS

     Other Awards valued in whole or in part by reference to, or otherwise based on, DRS Common Stock may be granted either alone or in addition to other awards under DRS' plan. Subject to the provisions of DRS' plan, the Committee will have the sole and complete authority to determine the employees and consultants of DRS to whom and the time or times at which such Other Awards will be granted, the number of shares of DRS Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards. Upon a Participant's termination of employment with DRS for any reason, all of such Participant's unvested shares of Restricted Stock are forfeited to DRS, unless, if the termination is for any reason other than Cause, the Committee determines to permit the Participant to retain such unvested shares. In the event of a forfeiture of shares of Restricted Stock, DRS will repay the Participant the amount paid, if any, by the Participant for such forfeited shares. Upon a Participant's termination of employment with DRS for any reason, all of such Participant's unvested shares of Phantom Stock are forfeited.

     OTHER FEATURES OF THE PLAN

     DRS' plan provides for a stipulated period of exercisability for outstanding options and stock appreciation rights in the event of the termination of a Participant's employment with DRS; this period varies depending on the form of award and reason for termination.

     In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

     The DRS Board may suspend, revise, terminate or amend DRS' plan at any time; provided, however, that DRS stockholder approval must be obtained if and to the extent required by Rule 16b-3 and if and to the extent that the DRS Board deems it appropriate so as to allow the granting of awards that satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and the requirements applicable to incentive stock options under Section 422 of the Internal Revenue Code; and provided, further, that no such action may, without the consent of a Participant, reduce the Participant's rights under any outstanding award.

     Upon a Participant's death, awards may be exercised only by the executor or administrator of the Participant's estate or by a person who acquired such exercise right by will or by the laws of descent or distribution. During a Participant's lifetime, subject to the approval of the Committee and such conditions as the Committee may prescribe, options may, in certain circumstances, be transferred, assigned or encumbered.

NEW PLAN BENEFITS

     Inasmuch as awards (other than awards of Non-Qualified Stock Options to Non-Employee Directors) under DRS' plan will be granted at the sole discretion of the Committee, it is not possible to determine (except in the case of Non-Employee Directors) the awards that will be made thereunder during fiscal 2001. The following chart sets forth the name, position and grant information for currently eligible Non-Employee Directors:

                                NEW PLAN BENEFITS
                    DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN

                                             Number of Shares Underlying
     Name and Position                Annual Grant of Options during Fiscal 2000
     -----------------                ------------------------------------------
Ira Albom, Director                                 2,500
Donald C. Fraser, Director                          2,500
William F. Heitmann, Director                       2,500
Steven S. Honigman, Director                        2,500
C. Shelton James, Director                          2,500
Mark N. Kaplan, Director                            2,500
Stuart F. Platt, Director                           2,500
Eric J. Rosen, Director                             2,500

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION IS A BRIEF SUMMARY OF THE PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES UNDER CURRENT FEDERAL INCOME TAX LAWS RELATING TO AWARDS UNDER DRS' PLAN. THIS SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE EXHAUSTIVE. AMONG OTHER THINGS, THE SUMMARY DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. IN ADDITION, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES.

     NON-QUALIFIED STOCK OPTIONS

     An optionee will not recognize income at the time of grant of a Non-Qualified Stock Option. At the time of exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income equal to the excess of the Fair Market Value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, in stock, or in part with a note. DRS will be entitled to a deduction in the amount of ordinary income so recognized; provided, that certain income tax reporting requirements are satisfied.

     INCENTIVE STOCK OPTIONS

     In general, an optionee will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described above.

     The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the optionee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss. If an optionee recognizes ordinary income on exercise of an Incentive Stock Option or as a result of a disposition of the shares acquired on exercise, DRS will be entitled to a deduction in the same amount; provided, that certain income tax reporting requirements are satisfied.

     RESTRICTED STOCK

     A grantee of Restricted Stock is not required to include the value of such shares of DRS Common Stock in ordinary income until the shares are no longer subject to a substantial risk of forfeiture (i.e., they become vested), unless the grantee elects under Section 83(b) of the Internal Revenue Code to be taxed on receipt of the shares. In either case, the amount of such income will be equal to the excess, if any, of (i) the Fair Market Value of the shares at the time the income is recognized over (ii) the amount, if any, paid for such shares. DRS will be entitled to a deduction in the amount of ordinary income so recognized, provided certain income tax reporting requirements are satisfied.

     STOCK APPRECIATION RIGHTS, PHANTOM STOCK AND STOCK BONUSES

     The grant of a stock appreciation right or Phantom Stock award will not result in income for the grantee or in a tax deduction for DRS at the time of grant. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the cash and/or shares received, and DRS generally will be entitled to a tax deduction in the same amount, provided that certain income tax reporting requirements are satisfied. A Stock Bonus generally will result in compensation income for the grantee, and a tax deduction for DRS, equal to the Fair Market Value of the shares of DRS Common Stock granted; provided, that certain income tax reporting requirements are satisfied.

     OTHER AWARDS

     The tax treatment of an Other Award depends on the terms of such award. In general, if the award is payable in cash, the grantee will recognize ordinary income at the time of payment. In general, if the award is payable in shares of DRS Common Stock, the grantee will recognize ordinary income at the time such shares are no longer subject to a substantial risk of forfeiture in an amount equal to the Fair Market Value of the shares on that date, unless the grantee elects under Section 83(b) of the Internal Revenue Code to be taxed on receipt of the shares in an amount equal to the Fair Market Value of the shares on the date of receipt. In general, DRS will be entitled to a deduction in the same amount, and at the same time, as ordinary income is recognized, provided, that certain income tax reporting requirements are satisfied.

     CAPITAL GAIN OR LOSS ON SALE OR EXCHANGE OF PLAN SHARES

     In general, gain or loss from the sale or exchange of shares granted or awarded under DRS' plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), an optionee generally will be required to recognize ordinary income upon such disposition.

     PARACHUTE PAYMENTS

     Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the corporation or the entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Committee, in its discretion, grants an Incentive Award, the vesting or exercisability of which is accelerated by a change in control of DRS, such accelerated vesting or exercisability would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain DRS employees.

     PERFORMANCE BASED COMPENSATION

     Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. DRS' plan has been designed to allow the Committee to make awards under DRS' plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

     Performance goals under DRS' plan for purposes of the performance-based compensation exception are based upon the performance criteria described under " - Awards Under the Plan - Restricted Stock."

     The affirmative vote of a majority of votes cast by holders of all outstanding shares of DRS Common Stock entitled to vote at the meeting is required to approve the plan amendment.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1996 OMNIBUS PLAN.




   PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG LLP as independent public accountants of the Company for the year ending March 31, 2001. The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

     The Board of Directors of the Company is submitting the selection of KPMG LLP for ratification by the stockholders at the Meeting. If a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Meeting is not voted for ratification (which is not expected), the Board of Directors of the Company will reconsider its appointment of KPMG LLP as independent certified public accountants for the year ending March 31, 2001.

     KPMG LLP will have a representative at the Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT
                OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows as of May 31, 2000, the number of shares of Common Stock beneficially owned by each director and nominee, each executive officer and by all directors, nominees and executive officers of the Company as a group.

                                 COMMON STOCK(a)

                                                                     PERCENT
                                                  SHARES             OF CLASS
                                                  ------             --------
Mark S. Newman..............................    379,483(b)(c)(d)(e)    3.5
Ira Albom...................................     22,000(c)             0.2
Donald C. Fraser............................     10,000(c)             0.1
William F. Heitmann.........................     11,000(c)             0.1
Steven S. Honigman..........................      5,000(c)             0.1
C. Shelton James............................      8,100(c)             0.1
Mark N. Kaplan..............................     11,000(c)             0.1
Stuart F. Platt.............................     83,150(c)             0.9
Eric J. Rosen...............................      5,000(c)             0.1
Paul G. Casner, Jr..........................     49,730(c)(e)          0.5
Nina Laserson Dunn..........................     49,642(c)(e)          0.5
Richard A. Schneider........................     46,260(c)             0.5
Richard Ross(f).............................     80,373(c)(e)          0.9
All directors, nominees and executive
   officers as a group (13 persons).........    710,738(b)(c)(d)(e)    7.6

     (a) As of May 31, 2000, the Company had outstanding 9,276,081 shares of Common Stock (excluding 440,939 shares held in the treasury). Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of Common Stock indicated opposite such beneficial owner's name.

     (b) Includes 8,065 shares of Common Stock held by the trustee of the Company's Retirement/Savings Plan. Mr. Newman shares the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman disclaims beneficial ownership as to and of such shares.

     (c) Includes shares of Common Stock that might be purchased upon exercise of options that were exercisable on May 31, 2000 or within 60 days thereafter, as follows: Mr. Newman, 170,000 shares; Mr. Albom, 10,000 shares; Dr. Fraser, 10,000 shares; Mr. Heitmann, 10,000 shares; Mr. Honigman, 5,000 shares; Mr. James, 8,100 shares; Mr. Kaplan, 10,000 shares; RADM Platt, 72,500 shares; Mr. Rosen, 5,000 shares; Mr. Casner, 27,500 shares; Ms. Dunn, 47,500 shares; Mr. Schneider, 38,750 shares; Mr. Ross, 73,750 shares; and all directors, nominees and executive officers as a group, 488,100 shares.

     (d) Includes 4,800 shares of Common Stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of Common Stock the receipt of which has been deferred by Mr. Newman.

     (e) Includes restricted shares of Common Stock awarded to the following officers: Mr. Newman, 8,531 shares; Mr. Casner, 3,182 shares; Ms. Dunn, 2,142 shares; and Mr. Ross, 2,765 shares. The shares are restricted for a period of three years during which time they may not be sold or transferred. In the event an officer leaves the employ of the Company before the restrictions lapse, all rights to the shares may be forfeited. The officers disclaim beneficial ownership as to and of such shares.

     (f) Mr. Ross' employment with the Company terminated on March 3, 2000.

     The following table sets forth certain information, as of May 31, 2000, with respect to each person, other than directors, nominees and executive officers of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission by the person(s) listed below.

                                                 AMOUNT AND
                                                 NATURE OF
           NAME AND ADDRESS                      BENEFICIAL           PERCENT
          OF BENEFICIAL OWNER                     OWNERSHIP           OF CLASS
          -------------------                    -----------          --------
Lancer Partners, Limited Partnership
 (f/k/a Lancer Partners, ....................    1,728,900(a)           18.6
L.P., a New York limited partnership)
475 Steamboat Road
Greenwich, CT 06930

First Pacific Advisors, Inc..................    1,606,574(b)           16.4
11400 West Olympic Blvd., Suite 1200
Los Angeles, CA 90064

Forest Investment Management LLC.............      739,661(c)            8.0
53 Forest Avenue
Old Greenwich, CT 06870

Palisade Capital Management, L.L.C...........      642,000(d)            6.9
One Bridge Plaza, Suite 695,
Fort Lee, NJ 07024

     (a) Consists of 1,151,350 shares of Common Stock held by Lancer Offshore, Inc. ("Lancer Offshore"), a private investment company, 549,750 shares of Common Stock held by Lancer Partners, LP ("Lancer Partners"), a private investment limited partnership, and 27,800 shares of Common Stock held by Michael Lauer. The Company has been advised that Mr. Lauer has sole voting power and sole dispositive power with respect to 27,800 shares. Mr. Lauer serves as the general partner of Lancer Partners and is the managing partner of Lancer Offshore. The Company has been advised that Mr. Lauer also has sole voting and dispositive authority over the shares held by Lancer Partners and Lancer Offshore with respect to a total of 1,701,100 shares.

     (b) Includes 508,475 shares of Common Stock from the assumed conversion of $4,500,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003 and 1,098,099 shares of Common Stock beneficially owned by First Pacific Advisors, Inc. ("First Pacific") through management of FPA Capital Fund, Inc. ("Capital Fund") and other investment companies and institutional accounts to which First Pacific serves as investment advisor. The Company has been advised that First Pacific has shared voting power with respect to 422,300 shares and shared dispositive power with respect to 1,606,574 shares and Capital Fund has sole voting power and shared dispositive power with respect to 428,700 shares.

     (c) Represents 739,661 shares of Common Stock, held by (i) Forest Investment Management LLC ("Forest"), an investment advisor, (ii) Founders Financial Group, L.P. ("Founders"), in its capacity as the owner of a controlling interest in Forest, (iii) Michael A. Boyd, Inc. ("MAB, Inc."), in its capacity as the general partner of Founders, and (iv) Michael A. Boyd, in his capacity as the sole director and shareholder of MAB, Inc. The Company has been advised that Mr. Boyd has sole voting and dispositive power with respect to the shares.

     (d) Includes 71,751 shares of Common Stock from the assumed conversion of $635,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003. The Company has been advised that Palisade Capital Management, L.L.C., acting as investment advisor to (i) DaimlerChrysler Corp. Retirement Plan, (ii) IBM Corp. Retirement Plan, (iii) GE Pension Trust Equity Account and (iv) Bell Atlantic Master Pension Trust, has sole voting power with respect to 548,000 shares and dispositive power with respect to 642,000 shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission (the "Commission") and each securities exchange on which the Company's Common Stock is traded. Such persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on the Company's review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2000 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2000, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or holder of more than 10% of the outstanding shares of Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2000, except Mr. Casner, an officer of the Company, who inadvertently failed to file a Form 4 in connection with an open market sale of stock, but who reported such transaction in a timely filed Form 5.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Board of Directors has appointed from its members an Audit Committee, an Executive Compensation Committee and an Ethics Committee with the following areas of responsibility:

          The Audit Committee oversees and reports to the Board concerning the general policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting and internal controls. It also maintains a direct exchange of information between the Board and the Company's independent auditors. Until August 5, 1999, the Audit Committee consisted of Messrs. Heitmann, Honigman and Kaplan, and RADM Platt. At a meeting of the Board on August 5, 1999, the composition of the Audit Committee was changed to Messrs. Fraser, Heitmann, James and Rosen. The Audit Committee held four meetings during fiscal 2000.

          The function of the Executive Compensation Committee is to establish policies and programs that govern the compensation of the Chief Executive Officer and the other executive officers of the Company and to administer the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan. At a meeting of the Board on August 5, 1999, the Board consolidated the Compensation Committee and the Stock Option Committee into the Executive Compensation Committee. Prior to August 5, 1999 the Compensation Committee and the Stock Option Committee consisted of Messrs. Albom, Kaplan and Rosen and Dr. Fraser. At the meeting of the Board on August 5, 1999, Messrs. Albom, Honigman and Kaplan and RADM Platt were appointed to the Executive Compensation Committee. The Executive Compensation Committee held four meetings during fiscal 2000.

          The Ethics Committee provides oversight with respect to issues involving compliance with law and the Company's ethics program. During fiscal 2000 the Ethics Committee was comprised of Mr. Newman, Nina Laserson Dunn, Executive Vice President, General Counsel and Secretary of the Company, and Mr. Honigman.

          The Board held five meetings during fiscal 2000. In the same period, no director of the Company attended fewer than 75% of the meetings of the Board or meetings of the committees on which the director served during the period of his service as a director.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. During fiscal 2000, each director who was not an employee of the Company or one of its subsidiaries received a retainer of $22,500 for his services, plus a fee of $2,500 for each meeting of the Board attended. Such directors who also served on committees of the Board received an additional $1,250 for services rendered in connection with committee meetings attended which were not held on the same day as meetings of the full Board.

     On February 7, 1996, the Stock Option Committee adopted and the Board ratified resolutions which instituted an arrangement under the Company's 1991 Stock Option Plan by which each director who was not or has never been an employee of the Company or one of its subsidiaries (a "Non-Employee Director") as of such date would be (a) immediately granted a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock of the Company and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a Non-Qualified Stock Option to purchase 2,500 shares of Common Stock. The stockholders of the Company approved these resolutions on August 7, 1996. Under the Company's 1996 Omnibus Plan the Non-Employee Directors described above are eligible to receive grants of options to purchase 2,500 shares of Common Stock on the dates described above. However, provisions in each of the resolutions and the 1996 Omnibus Plan state that a Non-Employee Director may not be granted options to purchase more than 2,500 shares of Common Stock under the Plan or any other stock option plan of the Company during any tax year of the Company, thus avoiding any potential for overlap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently is occupying and leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership that was wholly owned, in equal amounts, by David E. Gross, a co-founder and the former President and Chief Technical Officer of the Company, and the late Leonard Newman ("Mr. L. Newman"), a co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary of the Company and the father of Mr. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. The renegotiated lease agreement at a monthly rental of $19,439 expires on June 30, 2002. The Company is required to pay all real estate taxes and is responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. The Company believes that this lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arm's-length basis. Following Mr. L. Newman's death in November 1998, Mrs. Ruth Newman, the wife of Mr. L. Newman and the mother of Mr. Newman, succeeded to Mr. L. Newman's interest in LDR Realty Co.

     Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mr. Kaplan is of counsel, provided legal services to the Company during its 2000 fiscal year.

     In June, 1999, the Company and Mr. Honigman entered into a consulting agreement pursuant to which Mr. Honigman agreed to provide consultation to the Company concerning international business opportunities. Under the terms of the consulting agreement, consulting services are to be provided to the Company on an as-requested basis, for a fee of $250 per hour to a maximum of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2000, total remuneration paid to Mr. Honigman under this arrangement approximated $31,942.

     Thelen Reid & Priest LLP, a law firm of which Mr. Honigman is a partner, provided legal services to the Company during its 2000 fiscal year.

     In July 1993, the Company and Dr. Fraser entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 2000, there was no remuneration paid to Dr. Fraser under this agreement.

         In May 1995, the Company became a party to a loan with Mr. Newman to provide an amount equal to the exercise price of incentive stock options which had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan is evidenced by a promissory note in the principal amount of $104,100 and, effective April 1, 1998, bears interest at the applicable federal rate necessary under the Internal Revenue Code of

1986, as amended, to avoid an imputed rate of interest. One-half of the outstanding principal balance ($52,050) was forgiven during fiscal 2000. The balance of the outstanding principal and accrued interest will be forgiven during fiscal 2001.

     On March 28, 1996, the Company entered into an Employment, Non-Competition and Termination Agreement (the "L. Newman Agreement") with the late Mr. L. Newman. Pursuant to the L. Newman Agreement, Mr. L. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the L. Newman Agreement, in consideration for payment of $6,000 per annum, Mr. L. Newman agreed to provide consulting services, as required from time to time, to the Company for a five-year period terminating on March 30, 2001 and also agreed not to compete with the Company during this same period. The L. Newman Agreement also provided that upon Mr. L. Newman's death, his estate would be entitled to receive such payments until the termination date. After Mr. L. Newman's death in November 1998, the Company entered into an agreement with Mrs. Ruth Newman, Executrix of the estate of Mr. L. Newman, pursuant to which on March 30, 2000 the Company paid to the estate $12,817 in full satisfaction of all such annual payments due under the L. Newman Agreement. In addition, upon his death, the Company received $1,528,494, which represents the net death benefits from various life insurance policies with respect to Mr. L. Newman.

     On June 4, 1999, the Company became a party to a loan with Mr. Casner in connection with Mr. Casner's relocation to New Jersey. The loan was evidenced by a promissory note in the principal amount of $100,000 and bore interest at the annual rate of 6.375%. The loan was secured by a second mortgage on real property owned by Mr. Casner and his wife located in Cliffside Park, New Jersey. As of November 19, 1999, the loan was paid in full and the mortgage was cancelled of record.

     During fiscal 2000, the Company paid RADM Platt, a director of the Company, to provide consulting services to the Company in connection with new business initiatives. Such consulting services were provided to the Company on an as-requested basis, for a fee of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2000, total remuneration paid to Admiral Platt under this arrangement approximated $8,895.

     During fiscal 2000, the Company paid to General Reimer, a nominee as director of the Company, to provide consulting services to the Company in connection with strategic planning. Such consulting services were provided to the Company on an as-requested basis, for a fee of $2,500 per day plus approved travel and miscellaneous expenses. During fiscal 2000, total remuneration paid to General Reimer under this arrangement approximated $10,225.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2000, 1999 and 1998, of those persons who were, at March 31, 2000, (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company other than the chief executive officer (the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION(a)               LONG-TERM COMPENSATION
                                     ----------------------               ----------------------
                                                                        RESTRICTED
                                                                          STOCK                         ALL OTHER
                                                                        AWARD(S)($)                    COMPENSATION($)
NAME AND PRINCIPAL POSITION      FISCAL YEAR    SALARY($)   BONUS($)       (b)          OPTIONS(#)       (c)(d)(e)
---------------------------      -----------    ---------   --------    -----------    ------------    ---------------
Mark S. Newman...................  2000         523,262     415,000          --           90,000 (f)      31,655
Chairman of the Board,             1999         499,336     285,600 (k)      --          450,000 (g)      35,568
President & Chief                  1998         365,512     228,480        57,120         20,000 (h)      30,782
Executive Officer

Paul G. Casner, Jr...............  2000         306,335     175,000          --           30,000 (f)       18,049
Executive Vice President,          1999         245,116     125,000 (k)      --           30,000 (i)       19,421
Chief Operating Officer            1998         225,865     105,120        26,280         10,000 (h)       15,424

Nina Laserson Dunn...............  2000         271,500     154,200          --           30,000 (f)       17,076
Executive Vice President,          1999         259,423      85,000 (k)      --           30,000 (i)       16,676
General Counsel &                  1998         191,875     118,880        29,720         50,000 (j)       10,465
Secretary

Richard A. Schneider (l).........  2000         221,694     154,200          --           30,000 (f)        9,358
Executive Vice President,          1999          24,538      50,000          --           18,750 (m)        2,346
Chief Financial Officer

Richard Ross (n).................  2000         179,512      47,100          --             --             12,093
Vice President                     1999         241,441      70,000 (k)      --           15,000 (i)       13,346
                                   1998         210,000      72,800        18,200         10,000 (h)       14,985


-------------

(a) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2000, 1999 and 1998, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities and Exchange Commission earned by the Named Officers.

(b) During the fiscal year ending March 31, 1998, a portion of the total bonus awarded to the Named Officers was payable in shares of restricted stock of the Company. The shares are restricted for a period of three years and may not be sold or transferred until the end of such period. In the event a Named Officer leaves the employ of the Company before the restrictions lapse, all rights to the shares may be forfeited.

(c) Includes the amounts of employer contributions which vested pursuant to the Company's Retirement/Savings Plan (see "Retirement/Savings Plan") in the fiscal years ended March 31, 2000, 1999 and 1998, respectively, in the accounts of the Named Officers, as follows: Mr. Newman, $5,089, $5,151 and $4,442; Ms. Dunn, $5,060, $4,857 and $1,295; Mr. Casner, $5,320, $5,037 and
     $5,188; Mr. Schneider, $5,914 and $846; and Mr. Ross, $3,714, $4,914 and
     $5,703.

(d) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 2000, 1999 and 1998, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000; Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Casner,
     $5,625, $5,625 and $5,000; Mr. Schneider, $1,877; and Mr. Ross, $5,000,
     $5,000 and $5,000.

(e) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, the Company pays premiums on policies maintained in connection with its Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan" below). Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2000, 1999 and 1998, respectively, were as follows:
     Mr. Newman, $16,566, $20,417 and $16,340; Ms. Dunn, $4,516, $4,319 and
     $1,670; Mr. Casner, $7,104, $8,759 and $5,236; Mr. Schneider, $1,569; and
     Mr. Ross, $3,339, $3,432 and $4,282.

(f) Represents non-qualified stock options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Those options, with a grant date of November 10, 1999, become exercisable on the first four anniversaries of the date of grant at 25% per year.

(g) Represents non-qualified stock options to purchase 90,000 and 110,000 shares of Common Stock issued to Mr. Newman under the Company's 1996 Omnibus Plan. Those options, with a grant date of February 11, 1999, become exercisable on the first four anniversaries of the date of grant at 25% per year. Also represents options to purchase 70,000 and 180,000 shares of Common Stock issued to Mr. Newman by the Board of Directors. Those options, with a grant date of October 26, 1998, become exercisable on the first four anniversaries of the date of grant at 25% per year.

(h) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on May 20, 1997, become exercisable three years from the date of grant.

(i) Represents incentive stock options to purchase shares of Common Stock issued to the named Officers under the Company's 1996 Omnibus Plan. Such options, granted on October 26, 1998, become exercisable three years from the date of grant.

(j) Represents non-qualified and incentive stock options to purchase 20,000 and 30,000 shares, respectively, of Common Stock issued to Ms. Dunn under the Company's 1996 Omnibus Plan. Such options, granted on April 30, 1997, were exercisable as to 20% upon the date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(k) A portion of the fiscal year 1999 cash bonus awards include amounts originally intended to be paid out in shares of restricted stock of the Company as follows: Mr. Newman, $37,120; Ms. Dunn, $15,720; Mr. Casner, $21,940 and Mr. Ross, $14,000. Participants vest, in equal amounts, over three years and are paid their respective amounts as they become vested. In the event a Named Officer leaves the employ of the Company before the end of the vesting period, all rights to remaining unvested cash awards may be forfeited.

(l)  Mr. Schneider's employment with the Company commenced on February 19, 1999.

(m) Represents non-qualified stock options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Such options, granted on March 3, 1999, were exercisable as to 20% upon the date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(n)  Mr. Ross' employment with the Company terminated on March 3, 2000.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In April 1994, the Company entered into an agreement with Mr. Ross which provided for a severance benefit in the event of (i) termination of his employment other than for cause, (ii) diminution in compensation and/or responsibilities and (iii) the change in ownership of the Company or DRS Photronics, Inc., a wholly-owned subsidiary of the Company. The severance benefit is equal to 30 months of Mr. Ross' then current salary plus reimbursement of outplacement expenses up to a maximum of $15,000. Mr. Ross ceased being an officer of the Company effective October 15, 1999 but remained an employee of the Company until March 3, 2000. Under a Release Agreement dated November 12, 1999 given by Mr. Ross to the Company, the Company agreed to pay Mr. Ross severance benefits granted under the April 1994 agreement from October 15, 1999 and certain of Mr. Ross' equity awards will be accelerated.

     In November 1996, the Company entered into an agreement with Mr. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In April 1997, the Company entered into an agreement with Ms. Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by the Company other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In February 1999, the Company entered into an agreement with Mr. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Schneider's base salary plus the bonus earned in the previous fiscal year. In either case, the Company would also be required to provide outplacement assistance to Mr. Schneider. In addition, all stock options granted to Mr. Schneider would immediately vest and would become exercisable during the twelve (12) month period following termination.

RETIREMENT/SAVINGS PLAN

     The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     On February 1, 1996, the Company established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Chief Executive Officer and the four most highly compensated executive officers of the Company. Pursuant to the SERP, the Company will provide retirement benefits to each key executive, based on years of service and final average annual compensation, as defined therein. In addition, the Company advances premiums for life insurance policies, which provide a death benefit equal to five times the participants' salary at time of death. In the event of a change in control, as defined therein, benefits become fully vested. The SERP is non-contributory and unfunded.

MEDICAL REIMBURSEMENT PLAN

     At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                      OF STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                          FOR OPTION TERM ($)
                                                -----------------                     ---------------------------
                             NUMBER OF      % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED TO     EXERCISE
                             OPTIONS      EMPLOYEES IN       PRICE     EXPIRATION
          NAME              GRANTED(#)    FISCAL 2000       ($/SH)         DATE           5%(a)        10%(a)
          ----              ----------    -----------       ------         ----           -----        ------
Mark S. Newman               90,000(b)       20.64%         $7.06       11/10/09         $821,291    $1,684,270

Paul G. Casner, Jr           30,000(b)        6.88%         $7.06       11/10/09         $273,764      $561,423

Nina Laserson Dunn           30,000(b)        6.88%         $7.06       11/10/09         $273,764      $561,423

Richard A. Schneider         30,000(b)        6.88%         $7.06       11/10/09         $273,764      $561,423


-------------

(a) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

(b) The options granted were for shares of the Company's Common Stock under the Company's 1996 Omnibus Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable on the first four anniversaries of the date of grant at 25% per year. The grant date of the options is November 10, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2000 as well as the unexercised options to purchase the Company's Common Stock granted through March 31, 2000 under the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF                  VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                               MARCH 31, 2000               MARCH 31, 2000 ($) (a)
                                                           ----------------------           -----------------------
                            SHARES
                          ACQUIRED ON       VALUE
    NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
    ----                  -------------   ------------   -----------    -------------     -----------      -------------
Mark S. Newman             150,000         $817,000        150,000         460,000           $96,146          $534,684

Paul G. Casner, Jr.           --               --           17,500          62,500           $17,665          $135,495

Nina Laserson Dunn            --               --           37,500          72,500          $135,546          $214,919

Richard A. Schneider          --               --           38,750          41,250           $22,273           $96,818

Richard Ross(b)               --               --           63,750          21,250          $118,860           $24,615


-------------

(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange-Composite Transactions of the Company's Common Stock on that date, which was $9.94.

(b)  Mr. Ross' employment with the Company terminated on March 3, 2000.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Until August 5, 1999, the Compensation Committee and the Stock Option Committee consisted of Messrs. Albom, Kaplan and Rosen and Dr. Fraser. At a meeting of the Board on August 5, 1999, the Compensation Committee and the Stock Option Committee were consolidated into one committee called the Executive Compensation Committee. At that meeting Messrs. Albom, Honigman and Kaplan and RADM Platt were appointed to the Executive Compensation Committee. None of the foregoing individuals is an employee of the Company. Mr. Rosen and Mr. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mr. Kaplan is of counsel, provided legal services to the Company during its 2000 fiscal year. Thelen Reid & Preist LLP, a law firm of which Mr. Honigman is a partner, provided legal services to the Company during its 2000 fiscal year.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal 2000, the Executive Compensation Committee established the compensation of the Chief Executive Officer and other Named Officers of the Company. The bonus awards of the Chief Executive Officer and other Named Officers in respect of the 2000 fiscal year were determined at a meeting of the Executive Compensation Committee as constituted on May 17, 2000. See "The Board of Directors and Certain Committees."

     In determining the individual elements of compensation, the Executive Compensation Committee seeks to enable the Company to attract and retain key executives critical to the long-term success of the Company and each of its subsidiaries, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of stockholder value and create a performance-oriented environment.

     In order to meet the foregoing objectives, the Executive Compensation Committee consulted with Lyons, Benenson and Company, Inc. to assist in this process and provide competitive information, advice, documentation and recommendations relating to compensation issues. Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation packages provide competitive base salaries which reflect individual performance and level of responsibility and are based on compensation paid by companies of similar size in the same industry as that of the Company. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of specified goals. The other components of the Company's compensation packages focus on short-term and long-term performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

     The compensation of the Chief Executive Officer was based on the policies described above. The Chief Executive Officer's compensation for the fiscal year ending March 31, 2000 was based on a comparison of compensation provided to chief executive officers and other members of senior management of companies of similar size within the same industry as that of the Company. The bonus award for fiscal 2000 was computed on the basis of a formula that applied a weighted performance factor to a target award established for the Chief Executive Officer's salary level. The weighted performance factor was derived as a result of the Chief Executive Officer's achievement of certain Company and individual performance targets including, but not limited to, the achievement of a certain level of consolidated earnings before interest and income taxes for fiscal 2000.

     For fiscal 2000, the Chief Executive Officer, in consultation with the Committee's outside consultants, recommended the compensation, including the bonus awards, for the other Named Officers, based on substantially the same criteria as described above. Bonus awards for the other Named Officers were computed by the Committee on a basis similar to that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

     The Company's 1996 Omnibus Plan is designed to give the Executive Compensation Committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Company competes for executive talent. Such awards are integral components of the Company's compensation packages for the Named Officers. The 1996 Omnibus Plan permits the payment of certain incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

         Mark N. Kaplan, Chairman
         Ira Albom
         Steven S. Honigman
         Stuart F. Platt

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the AMEX Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems. Prior to the start of the Company's 1997 fiscal year, the Company had two classes of common stock:
Class A Common Stock and Class B Common Stock. At the start of the Company's 1997 fiscal year, the Class A Common Stock and the Class B Common Stock were reclassified into a single class of stock, the Common Stock. The information in the line graph for the cumulative total stockholder return on the Company's Common Stock for fiscal years prior to the 1997 fiscal year represents the weighted average of the cumulative total stockholder returns for both the Class A Common Stock and the Class B Common Stock for those fiscal years.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                     [Graphic Representation of Data Chart]

                         1995     1996      1997      1998      1999      2000
                         ---     ------    ------    ------    ------    ------
DRS Common Stock ......  100     149.43    200.03    349.65    201.61    250.44
AMEX Market Index .....  100     120.90    122.11    161.10    152.45    215.59
Peer Group ............  100     141.90    134.40    187.85    163.26    325.52

----------

* Assumes that the value of the investment in DRS Common Stock and each index was $100 on April 1, 1995 and that dividends, if any, were reinvested.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. The Company must receive such proposal at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on February 28, 2001.

     The Advance Notice Provisions of the By-Laws provide that stockholders are required to give advance notice to the Company of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The Advance Notice

Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

     The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company where such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The Chairman of the Board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.

                              SOLICITATION EXPENSES

     The Company will pay the costs of this solicitation. Proxies will be solicited principally by mail, but officers and employees of the Company may make some telephone, telegraph or personal solicitations of stockholders. Officers or employees of the Company who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of pocket expenses in connection with the solicitation. The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                                     GENERAL

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2000 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  By Order of the Board of Directors,

                                  /s/ NINA LASERSON DUNN
                                  -----------------------
                                  NINA LASERSON DUNN
                                  Secretary

Dated: June 28, 2000

                                     ANNEX A

                             DRS TECHNOLOGIES, INC.
                                1996 OMNIBUS PLAN
                          (as proposed to be amended)

1. Establishment and Purpose.

     There is hereby adopted the DRS Technologies, Inc. 1996 Omnibus Plan (the "Plan"). This Plan is intended to promote the interests of the Company (as defined below) and the stockholders of DRS Technologies, Inc. ("DRS") by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate DRS's non-employee directors and provide incentives to such non-employee directors which are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and non-employee directors in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

      As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Agreement" shall mean the written agreement between DRS and a Participant evidencing an Incentive Award.

     (b) "Board of Directors" shall mean the Board of Directors of DRS.

     (c) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company;
     (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     (d) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (1) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DRS (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of DRS's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

          (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of DRS) whose appointment or election by the Board of Directors or nomination for election by DRS's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of DRS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of DRS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of DRS (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of DRS not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of DRS's then outstanding securities; or

          (4) the stockholders of DRS approve a plan of complete liquidation or dissolution of DRS or there is consummated an agreement for the sale or disposition by DRS of all or substantially all of DRS's assets, other than a sale or disposition by DRS of all or substantially all of DRS's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of DRS immediately prior to such sale.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean the Stock Option Committee of the Board of Directors. The Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "disinterested person" within the meaning of Rule 16b-3.

     (g) "Company" shall mean, collectively, DRS and each of its Subsidiaries now held or hereinafter acquired.

     (h) "Company Stock" shall mean the common stock of DRS, par value $.01 per share.

     (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of
     Section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

     (m) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the NASDAQ Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (4) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

     (n) "Incentive Award" shall mean any Option, Tandem SAR, Stand-Alone SAR, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

     (o) Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     (p) "Initial Director" shall mean a Non-Employee Director of DRS who is a member of the Board of Directors on the Effective Date.

     (q) "Issue Date" shall mean the date established by DRS on which certificates representing shares of Restricted Stock shall be issued by DRS pursuant to the terms of Section 10(e).

     (r) "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company.

     (s) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     (t) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 (or, with respect to a Non-Employee Director, pursuant to Section 14 hereof).

     (u) "Other Award" shall mean an award granted pursuant to Section 13 hereof.

     (v) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

     (w) "Participant" shall mean (1) an employee or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan, (2) with respect to Non-Qualified Stock Options granted under Section 14 hereof, each Non-Employee Director and (3) upon the death of an individual described in (1) or (2), his or her successors, heirs, executors and administrators, as the case may be.

     (x) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of DRS in substantially the same proportions as their ownership of stock of DRS, (5) First Pacific Advisors Inc., (6) Palisade Capital Management, LLC, or (7) Taglich Brothers, D'Amadeo, Wagner and Co., Inc.

     (y) "Phantom Stock" shall mean the right, granted pursuant to Section 11, to receive in cash or shares the Fair Market Value of a share of Company Stock.

     (z) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(5).

     (aa) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

     (bb) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     (cc) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     (dd) "Stand-Alone SAR" shall mean a stock appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

     (ee) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

     (ff) "Subsequent Director" shall mean a Non-Employee Director of DRS who becomes a member of the Board of Directors subsequent to the Effective Date.

     (gg) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     (hh) "Tandem SAR" shall mean a stock appreciation right which is granted pursuant to Section 8 and which is related to an Option.

     (ii) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3. Stock Subject to the Plan

     (a) Shares Available for Awards

          The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 2,375,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in DRS's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

          The grant of a Tandem SAR, a Stand-Alone SAR or Phantom Stock shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan.

(b) Individual Limitation

          The total number of shares of Company Stock subject to Incentive Awards (including Incentive Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 200,000 shares (subject to adjustment as provided herein). Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

(c) Adjustment for Change in Capitalization.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of shares subject to Incentive Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d) Re-use of Shares.

          The following shares of Company Stock shall again become available for Incentive Awards: except as provided below, any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; and any shares of Restricted Stock forfeited. Notwithstanding the foregoing, upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised and such number of shares shall no longer be available for Incentive Awards under the Plan.

4. Administration of the Plan.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award maybe settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 14 of the Plan, to the extent that such discretion is inconsistent with Rule 16b-3.

     The Committee may, in its absolute discretion, without amendment to the Plan, (a) except with regard to Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 14 hereof, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Incentive Award or otherwise adjust any of the terms applicable to any such Incentive Award.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law and the bylaws of the Company) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out or any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of DRS) and consultants of the Company as the Committee shall select from time to time. Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with the provisions of Section 14 hereof.

6. Awards Under the Plan; Agreement.

     The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with Section 14 hereof.

     Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7. Options.

     (a)  Identification of Options.

          Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

     (b)  Exercise Price.

          Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

     (c)  Term and Exercise of Options.

          (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

          (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $1,000. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3) An Option shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer;
               (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair

               Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of DRS, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of DRS shall require.

          (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

          (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(ii) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

     (d)  Limitations on Incentive Stock Options.

          (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e)  Effect of Termination of Employment.

          (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death,
               (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year from the date of such termination in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

     (f)  Acceleration of Exercise Date Upon Change in Control.

          Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

8. Tandem SARs.

     The Committee may grant in connection with any Option granted hereunder, except a Non-Qualified Stock Option granted to a Non-Employee Director pursuant to Section 14 hereof, one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR granted in connection with an Option must be granted at the same time that such Option is granted; provided, however, that a Tandem SAR granted in connection with a Non-Qualified Stock Option may be granted subsequent to the time that such Non-Qualified Stock Option is granted.

     (a)  Benefit Upon Exercise.

          The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

     (b)  Term and Exercise of Tandem SAR.

          (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

          (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of shares of Company Stock subject to such Option which is so exercised, cancelled, terminated or expired.

          (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000.

          (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

          (5) A Tandem SAR shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9. Stand-Alone SARs.

     (a)  Exercise Price.

          The exercise price per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

     (b)  Benefit Upon Exercise.

          The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or shares of Company Stock, as determined by the Committee.

     (c)  Term and Exercise of Stand-Alone SARs.

          (1) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

          (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000.

          (3) A Stand-Alone SAR shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

     (d)  Effect of Termination of Employment.

          The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

     (e)  Acceleration of Exercise Date Upon Change in Control.

          Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

10.  Restricted Stock.

     (a)  Issue Date and Vesting Date.

          At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

     (b)  Conditions to Vesting.

          At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (c)  Restrictions on Transfer Prior to Vesting.

          Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

     (d)  Dividends on Restricted Stock.

          The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

     (e)  Issuance of Certificates.

          (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, DRS shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided that DRS shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

               THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DRS. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DRS, 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054.

            Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by DRS unless the Committee determines otherwise.

     (f)  Consequences of Vesting.

          Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, DRS shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

     (g)  Effect of Termination of Employment.

          (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, DRS; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, DRS shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that DRS requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

          (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to DRS, together with any dividends paid on such shares, in return for which DRS shall repay to the Participant any amount paid by the Participant for such shares.

     (h)  Effect of Change in Control.

          Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

     (i)  Special Provisions Regarding Awards.

          Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 10 to Executive Officers may be based on the attainment by DRS or the Company (or a Subsidiary or division of DRS if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) a specified percentage return on total stockholder equity; (2) a specified percentage increase in earnings per share of Company Stock;
          (3) a specified percentage increase in net income (before or after taxes); (4) a specified percentage increase in earnings before interest, taxes, depreciation and amortization; (5) a specified percentage increase in earnings before interest and income taxes, as adjusted for corporate office overhead expense allocation; (6) a specified percentage increase in revenues; (7) a specified minimum return on assets; and (8) such other criteria as the stockholders of DRS may approve; in each case, as determined in accordance with generally accepted accounting principles.

          Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

11.   Phantom Stock.

     (a)  Vesting Date.

          At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b)  Benefit Upon Vesting.

          Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c)  Conditions to Vesting.

          At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (d)  Effect of Termination of Employment.

          Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

     (e)  Effect of Change in Control.

          Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest and payment in respect of such shares shall be made in accordance with the terms of this Plan.

     (f)  Special Provisions Regarding Awards.

          Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 11 to Executive Officers may be based on the attainment by DRS or the Company (or a Subsidiary or division of DRS if applicable) of one or more of the performance criteria set forth in Section 10(i) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

12.  Stock Bonuses.

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Executive Officers shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

13.  Other Awards.

     Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

14.  Non-Employee Director Formula Stock Options.

     The provisions of this Section 14 shall apply only to grants of Non-Qualified Stock Options to Non-Employee Directors, and, to the extent required by Rule 16b-3, shall not be amended more than every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

     (a)  General.

          Non-Employee Directors shall receive Non-Qualified Stock Options under the Plan. The exercise price per share of Company Stock purchasable under Non-Qualified Stock Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Company Stock on the date of grant. No Non-Qualified Stock Option granted to a Non-Employee Director may be subject to an acceleration of exercisability except upon a Change in Control as described in Section 7(f).

     (b)  Initial Grants to Subsequent Directors.

          Each Subsequent Director shall, at the time such director becomes a member of the Board of Directors, be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of Company Stock.

     (c)  Subsequent Grants to Directors.

          On the date of each annual meeting of the stockholders of DRS subsequent to the annual meeting immediately following the Effective Date, each continuing Initial Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock; provided, however, that in no event shall a continuing Initial Director be granted Non-Qualified Stock Options to purchase more than 2,500 shares of Company Stock under the Plan or any other stock option plan of the Company during any tax year of the Company. On the date of each annual meeting of the stockholders of DRS subsequent to a Subsequent Director's becoming a member of the Board of Directors, such Subsequent Director shall be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock.

     (d)  Method and Time of Payment.

          The Option exercise price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or, in the discretion of the Committee, cash borrowed from the Company on such terms and subject to such conditions as the Committee shall prescribe), in shares of Company Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Company Stock or through a cashless exercise procedure.

     (e)  Term and Exercisability.

          Each Non-Qualified Stock Option granted under this Section 14 shall
          (1) be exercisable as to 100% of the shares of Company Stock covered thereby on the first anniversary of the date that the Non-Qualified Stock Option is granted and (2) expire ten years from the date of grant.

     (f)  Termination.

          In the event of the termination of a Non-Employee Director's service with DRS other than for Cause, any Non-Qualified Stock Option granted to such Non-Employee Director under this Section 14, to the extent that it is exercisable on the date of such termination, may be exercised by such Non-Employee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) until the earlier of (1) the date that is two years from the date of such termination or (2) the expiration of such Non-Qualified Stock Option. In the event of the termination of a Non-Employee Director's service with DRS for Cause, all outstanding Non-Qualified Stock Options granted to such Non-Employee Director shall expire at the commencement of business on the date of such termination.

15.  Rights as a Stockholder.

     No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.  No Special Employment Rights; No Right to Incentive Award.

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.  Securities Matters.

     (a) DRS shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, DRS shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until DRS is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to DRS shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.  Withholding Taxes.

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

19.  Notification of Election Under Section 83(b) of the Code.

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

20.  Notification Upon Disqualifying Disposition Under Section 421(b) of the
     Code.

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.  Amendment or Termination of the Plan.

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

22.   Transfers Upon Death; Nonassignability.

      Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status, or (z) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of DRS, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

23.  Expenses and Receipts.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

24.  Failure to Comply.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

25.  Effective Date and Term of Plan.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of DRS. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

26.  Applicable Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

27.  Participant Rights.

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

28.  Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.  No Fractional Shares.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.  Beneficiary.

     A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

31.  Interpretation.

     The Plan is designed and intended to comply with Rule l6b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

32.  Severability.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 16 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Amex Market Index and the Peer Group for the period of five years commencing April 1, 1995 and ending March 31, 2000, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

 DRS TECHNOLOGIES, INC.

               Proxy Solicited in Behalf of the Board of Directors
        For the Annual Meeting of Stockholders to Be Held August 9, 2000

The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 9, 2000, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  To approve the proposal to amend the Company's By-Laws.
                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. To approve the election of all      [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to
director nominees listed below:            (except as marked to the                 vote for all nominees
                                           contrary below)                          listed below

(INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

Nominees: Ira Albom, Mark N. Kaplan, Dennis J. Reimer

3.  To approve the proposal to amend the Company's 1996 Omnibus Plan.
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


4. To approve the Auditor Ratification.      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


(continued on reverse side)
===========================
                                                  (continued from reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1, 2, 3 and 4.

                                      Date: ____________________________________
                                                     Signature

                                             Signature of joint holder, if any

                                      Please sign as your name appears on the
                                      left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

              PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.